LabStyle Innovations Announces Pricing of $4.19 Million
Private Placement Financing

Caesarea, Israel, February 13, 2014 --- LabStyle Innovations Corp. (OTCQB:DRIO), developer of the Dario™ Diabetes Management Platform today announced that it has entered into a definitive securities purchase agreement with institutional and accredited investors to raise gross proceeds of $4.19 million at a price of $1.88 per unit in a private placement transaction. Each unit consists of one common share (for an aggregate of 2,226,956 shares to be sold) and three quarters (0.75) of one common share purchase warrant (for an aggregate of 1,670,216 warrants to be sold). The units will immediately detach and will not be separate securities. Each whole warrant entitles the holder to acquire one common share at a price of $2.35 for a period of five years from closing and contain certain anti-dilution provisions.

After the placement agent fees and estimated offering expenses payable by the company, LabStyle expects to receive net proceeds of approximately $3.79 million. The offering is expected to close on February 18, 2014, subject to customary closing conditions.

LabStyle intends to use the net proceeds from the offering to help fund the initial European commercial launch of Dario™ this year and for general working capital purposes.

As part of the transaction, LabStyle has agreed to file a resale registration statement on Form S-1 with the Securities and Exchange Commission within 30 days of the closing for purposes of registering the resale of the shares of common stock and warrants issued in the private placement as well as certain shares of common stock which potentially may be issuable in the future as a result of a reset provision contained in the securities purchase agreement.

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or applicable under state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This notice is issued pursuant to Rule 135c under the Securities Act and does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

About LabStyle Innovations

LabStyle Innovations Corp. (OTCQB:DRIO) develops and commercializes patent-pending technology providing consumers with laboratory-testing capabilities using smart mobile devices. LabStyle’s flagship product is the Dario™ Diabetes Management Platform. Dario™ received CE mark certification in September 2013 and began a world rollout in select countries in December 2013. LabStyle filed a Premarket Notification Application, also known as a 510(k), with the US Food and Drug Administration (FDA) for the Dario™ Blood Glucose Monitoring System in December 2013. LabStyle is pursuing patent applications in multiple areas covering the specific processes related to blood glucose level measurement as well as more general methods of rapid tests of body fluids using mobile devices and cloud-based services.

Cautionary Note Regarding Forward-Looking Statements

This news release and the statements of representatives and partners of LabStyle Innovations Corp. (the “Company”) related thereto contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “plan,” “project,” “potential,” “seek,” "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate" or "continue" are intended to identify forward-looking statements. Readers are cautioned that certain important factors may affect the Company's actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect the Company's results include, but are not limited to, regulatory approvals, product demand, market acceptance, impact of competitive products and prices, product development, commercialization or technological difficulties, the success or failure of negotiations and trade, legal, social and economic risks, and the risks associated with the adequacy of existing cash resources. Additional factors that could cause or contribute to differences between the Company's actual results and forward-looking statements include, but are not limited to, those risks discussed in the Company's filings with the U.S. Securities and Exchange Commission. Readers are cautioned that actual results (including, without limitation, the results of the Company’s private placement offering described herein or the Company’s commercial and regulatory plans for Dario™) may differ significantly from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Dario™ and the Dario™ logo are trademarks owned by LabStyle Innovation Ltd.

© 2014 LabStyle Innovations Corp. All rights reserved.